                                                                    Exhibit 10.7


                                LICENSE AGREEMENT

      This License Agreement (the "License Agreement") is made effective this 27th day of October, 2004 (the "Effective Date"), by and between DreamWorks Animation LLC, a Delaware limited liability company with offices at 1000 Flower Street, Glendale, California 91201 ("DWA"), on the one hand, and DreamWorks L.L.C., a Delaware limited liability company with offices at 1000 Flower Street, Glendale, California 91201 ("DreamWorks Studios"), on the other hand, and is made with reference to the following facts.

                                    RECITALS

      A. DreamWorks Studios has been engaged in the business of producing and distributing various entertainment properties, including live action and animated motion pictures, television programs, music, and other entertainment-related goods and services, under and in connection with the mark and name "DREAMWORKS" and various marks and names containing "DREAMWORKS" (collectively the "DreamWorks Marks").

      B. By virtue of that certain Separation Agreement by and among DreamWorks Studios, DWA and DreamWorks Animation SKG, Inc. ("DWA SKG"). Dated as of October 27, 2004 (the "Separation Agreement"), DWA is the successor to all of the assets of DreamWorks Studios' animated motion picture business, and by virtue of that certain "Assignment of Trademarks and Service Marks" between DreamWorks Studios and DWA dated as of October 27, 2004 (the "Assignment"), DWA is the successor to all of DreamWorks Studios' right, title, and interest in and to the DreamWorks Marks worldwide, together with all registrations of and applications to register the DreamWorks Marks, and the goodwill of the business pertaining thereto.

      C. Pursuant to the Separation Agreement, DreamWorks Studios desires to use the DreamWorks Marks in connection with the production and distribution of certain non-animated motion pictures and related goods and services, and, pursuant to a separate license in that certain Distribution Agreement between DWA SKG and DreamWorks Studios dated as of October __ , 2004 (the "Distribution Agreement"), the distribution of certain motion pictures on behalf of DWA, and in certain other manners described more fully herein. DWA is willing to grant to DreamWorks Studios a license to use the DreamWorks Marks on the terms and conditions set forth herein, and DreamWorks Studios is willing to accept such a license.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises set forth below, and for other good and valuable consideration, DWA and DreamWorks Studios hereby agree as follows:

                              TERMS AND CONDITIONS

      1. DEFINITIONS.

      The following terms shall have the following meanings in this License
Agreement:

      (a) "Licensed Marks" means the DreamWorks Marks listed and depicted in Schedule A attached hereto, and incorporated by reference herein as if set forth in full, as Schedule A may be amended from time to time in the manner set forth in paragraphs 2(c) and 8(d) below.

      (b) "Licensed Goods" means those goods set forth on Schedule B attached hereto, and incorporated by reference herein as if set forth in full, as Schedule B may be amended from time to time in the manner set forth in paragraph 2(c) and 8(d below.

      (c) "Licensed Services" means those services set forth in Schedule C attached hereto, and incorporated by reference therein as if set forth in full, as Schedule C may be amended from time to time in the manner set forth in paragraph 2(c) and 8(d) below.


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
      (d) "Territories" means those jurisdictions set forth on Schedule A attached hereto, and incorporated by reference herein as if set forth in full, in which DWA owns registrations of, or applications to register, one or more of the Licensed Marks as of the Effective Date of this License Agreement, as Schedule A may be amended from time to time in the manner set forth in paragraphs 2(c) and 8(d) below.

      (e) "Term" means the initial period commencing on the Effective Date of this License Agreement and continuing for a period of 20 years, and all subsequent renewals of such periods as provided in paragraph 3 below, unless sooner terminated as provided in paragraph 3 below.

      (f) "Live Action Motion Picture" shall have the meaning given to that term in the Separation Agreement.

      (g) "Hybrid Motion Picture" shall have the meaning given to that term in the Distribution Agreement with the further limitation in this License Agreement to Hybrid Motion Pictures produced or acquired by or for DreamWorks Studios or any affiliate of DreamWorks Studios.

      (h) "Live Stage Performances" shall mean the exercise of Legitimate Stage Rights, which are defined in the Distribution Agreement.

      (i) "DTV Product" shall have the meaning given to the term
"Direct-to-Video (DTV) Productions" in the Distribution Agreement.

      2. GRANT OF RIGHTS; AMENDMENT; ETC.

      (a) DWA hereby grants to DreamWorks Studios, and DreamWorks Studios hereby accepts, a royalty-free right and license to use the Licensed Marks, on the terms and conditions set forth herein, during the Term: (i) on and in connection with Licensed Goods and Licensed

Services; provided, however, that in connection with use of the Licensed Marks on or in connection with the Licensed Goods identified in Schedule B as pre-recorded compact discs and audio tapes containing sound tracks from Live Action Motion Pictures and Hybrid Motion Pictures, and pre-recorded audio tapes containing music from Live Action Motion Pictures and Hybrid Motion Pictures, DreamWorks Studios shall only use the Licensed Marks in connection with the words "Pictures," "Films," or other words that are suggestive of motion pictures or audiovisual works and provided further that DreamWorks Studios shall never use the Licensed Marks containing "Animation" and "PDI" as trademarks or trade names except in connection with the distribution of motion pictures pursuant to the separate license in the Distribution Agreement; (ii) as part of DreamWorks Studios' corporate names and trade names, including, without limitation, use of the trade names on stationery, business documents, and business cards; (iii) in one or more domain names, including the domain name dreamworks.com, used in connection with Licensed Goods and Licensed Services; and (iv) in the other manners set forth herein. The right and license granted to DreamWorks Studios hereunder shall be exclusive as to the use of the Licensed Marks on or in connection with (i) the Licensed Goods featuring scenes and/or characters from Live Action Motion Pictures, live action television programs, and live action DTV Products and (ii) the Licensed Services relating to Live Action Motion Pictures, live action television programs, and live action DTV Products. The right and license granted to DreamWorks Studios hereunder shall be non-exclusive as to all other Licensed Goods and Licensed Services.

      (b) DreamWorks Studios shall have the right during the Term to sub-license to third parties ("Sub-Licensees"), through written sub-licenses ("Sub-Licenses"), the Licensed Marks on and in connection with all Licensed Goods and Licensed Services. DreamWorks Studios agrees that each Sub-Licensee shall be a reputable company capable of performing the Licensed Services and/or of producing the Licensed Goods bearing the Licensed Marks under its Sub-License of the same general level of quality as under license agreements between DreamWorks Studios and third parties prior to the Effective Date of this Agreement. If a Sub-Licensee will be manufacturing goods or rendering services that fall within the natural zone of expansion of the Licensed Goods and Licensed Services, then DreamWorks Studios will provide DWA with the name and address of the Sub-Licensee and the subject matter of the Sub-License. DreamWorks Studios agrees that it shall incorporate provisions into each Sub-License providing that in the event of the termination of this License Agreement by DWA in the manner set forth in paragraph 3 below, each Sub-License will immediately terminate.

      (c) This License Agreement shall be automatically amended to add countries (with respect to the Licensed Goods and the Licensed Services only) other than the Territories, in the event that DWA obtains additional rights in the Licensed Marks through new registrations in countries other than the Territories, or through other manners provided under the law of a particular Territory. DreamWorks Studios may request in writing DWA's agreement to amend the Licensed Goods in Schedule B to goods other than those in the natural zone of expansion, and such agreement will not be unreasonably withheld. Upon any amendment, DreamWorks Studios may cause all pertinent Sub-Licenses to be amended to reflect any additions to Schedules A and/or B.

      (d) Subject to the terms and conditions hereof and in consideration for the Assignment, DWA will grant and assign to DreamWorks Studios a security interest to be executed concurrently herewith in and to the Licensed Marks and registrations thereof, but only to the extent necessary to secure DWA's obligations under this License Agreement of permitting

DreamWorks Studios to use such Licensed Marks in accordance with the terms hereof. The security interest granted by DWA hereunder will be subject to the approval of DWA SKG's lead revolver lender. DWA will execute and file or record, as appropriate, any other security agreements with the relevant trademark registration authorities and UCC financing statements, and such other documents as are reasonably necessary to evidence, perfect, and preserve the security interest granted to DreamWorks Studios hereunder, and DreamWorks Studios will have all rights and remedies of a secured party pursuant to applicable law. The granting of the security interest hereunder by DWA does not violate the rights of any third party under any agreement with DWA, judgment, statute or otherwise, and does not require the prior consent of any third party, except DWA's lead revolver lender. DWA will endeavor in good faith to obtain the requisite consent. The grant of the security interest by DWA hereunder with respect to any Licensed Mark shall be effective upon the commencement of the Term.

      3. EXTENSION OF TERM; TERMINATION, ETC.

      (a) The initial Term of this License Agreement shall be automatically extended for successive 20-year Terms following the completion of the initial 20-year Term unless DWA and DreamWorks Studios agree in writing, within six months prior to the expiration of any such 20-year Term, to terminate this License Agreement in its entirety, or unless DWA terminates this License Agreement in its entirety in the manner set forth in sub-paragraph 3(b) below.

      (b) This License Agreement may be terminated in its entirety by DWA (i) upon a material breach by DreamWorks Studios that remains uncured for a period of 90 days after DWA provides written notice to DreamWorks Studios of such claimed material breach in the manner set forth in paragraph 11(a) below, and the material breach is either admitted in a writing signed by the admitting party or determined in an arbitration proceeding in the manner set forth in paragraph 11(b) below, or (ii) in the event that both Steven Spielberg and David Geffen cease to be employees or otherwise render services to DreamWorks Studios as employees or consultants and neither Steven Spielberg nor David Geffen has the authority to veto the production or acquisition of any motion picture, and DWA provides written notice of termination to DreamWorks Studios within sixty (60) days of the occurrence of such event. In the event of termination of this License Agreement in its entirety by DWA under this sub-paragraph DreamWorks Studios agrees that it will use commercially reasonable efforts to cause all Sub-Licenses to terminate immediately pursuant to their terms, that it will cease all further use of the Licensed Marks except as expressly permitted hereunder, and that it will take such steps as are necessary to change its corporate names and trade names to ones that do not include any Licensed Mark, to cease use of any domain names containing any Licensed Mark, and to delete all listings of its corporate names and trade names in directories, databases, indices, and other public and private listings, all as soon after termination as commercially possible. In the event that the License terminates because DreamWorks Studios sells, transfers, or assigns all or substantially all of its assets to a third party, DWA agrees that DreamWorks Studios' successor(s)-in-interest may use the Licensed Marks in connection with motion pictures that were produced, acquired and/or distributed by DreamWorks Studios or to which DreamWorks Studios has an agreement to acquire or co-produce prior to such sale, transfer, or assignment ("Completed Films"), in the manners set forth in sub-paragraph 3(c)(i)-(v) below.

      (c) Nothing contained herein shall prohibit DreamWorks Studios, following termination of this License Agreement for any reason under this paragraph 3 and subject to DreamWorks Studios' obligations following termination under sub-paragraph 3(b) above, from doing any of the following: (i) distributing or exhibiting any Completed Film; (ii) releasing or re-releasing any Completed Film; (iii) editing any Completed Film for television exhibition, DVD exhibition, or exhibition in any other media, now know or hereafter derived, or for purposes of territorial distribution, and dubbing or sub-titling any Completed Film into a different language, or for reasons of public taste, or for legal reasons, including but not limited to in the event a claim or the threat of a claim that distribution without such change might infringe the rights of any third party, and then releasing, distributing, and exhibiting such Completed Film; (iv) advertising and promoting any Completed Film by using the Licensed Marks to reference the fact that such Completed Film was produced and/or distributed by DreamWorks Studios; and (v) continuing to distribute, advertise and promote any merchandising, soundtrack or publication, or exploit any other ancillary rights based upon any such Completed Film and distributing, advertising and promoting any merchandising, soundtrack or publication, or any other ancillary rights based upon any such Completed Film pursuant to license agreements entered into prior to such termination and approved as provided hereunder, or (vi) using and authorizing the use of phrases such as "Based on the Film ________ Produced [or presented] by DreamWorks Studios" for attribution purposes in connection with distribution, advertising and promotion of any merchandising, soundtrack or publication, or exploit any other ancillary rights based upon any such Completed Film.

      4. ATTRIBUTION NOTICE.

      DreamWorks Studios agrees that in connection with any use of the Licensed Marks under this License Agreement, it will use, and will cause all Sub-Licensees to use, such notices regarding DWA's ownership of the Licensed Marks, and their use under this License Agreement or any Sub-License, as DWA may reasonably require. DreamWorks Studios agrees that it will include in any Sub-License a requirement that all Sub-Licensees will use such notices as may be reasonably required by DWA.

      5. FURTHER ASSURANCES, ETC.

      (a) DWA shall take such steps as are necessary under the laws of the various jurisdictions in the Territories, as the Territories may be amended from time to time in the manner set forth in paragraphs 2(c) and 8(d), to perfect, confirm, acknowledge, or record this License Agreement, at DWA's sole expense, for the benefit of DreamWorks Studios and to enable DWA to enforce the Licensed Marks to the maximum extent possible under paragraph 8 below.

      (b) DreamWorks Studios agrees to execute such documents and to take such steps, at DreamWorks Studios' sole expense, including making available to DWA and its counsel documents, information, and witnesses, as may be required by DWA to perfect, confirm, acknowledge, or record this License Agreement in any Territory, to enforce the Licensed Marks as provided in paragraph 8 below, or otherwise to effectuate the purposes of this License Agreement.

      6. ACKNOWLEDGEMENT OF DWA'S OWNERSHIP OF LICENSED MARKS, ETC.

      (a) DreamWorks Studios acknowledges and agrees that DWA owns the Licensed Marks, that DreamWorks Studios will acquire no ownership interest in or to the Licensed Marks under this License Agreement, and that DreamWorks Studios' interest in the Licensed Marks is limited solely to the license interest conferred by the license grant under this License Agreement. DreamWorks Studios further acknowledges and agrees that all uses of the Licensed Marks by it under this License Agreement and by all Sub-Licensees under all Sub-Licenses inure and shall inure to the benefit of DWA and that the goodwill in the Licensed Marks is owned by DWA.

      (b) DreamWorks Studios agrees that it will not file, and that it will cause all Sub-Licensees not to file, any applications to register the Licensed Marks, or any other mark that consists of, colorably imitates, or is confusingly similar to any of the Licensed Marks, in the Territories or elsewhere in the world.

      (c) DreamWorks Studios agrees that, except as specifically permitted hereunder, it will make no use, and will cause all Sub-Licensees to make no use, of any other mark that consists of, colorably imitates, or is confusingly similar to, any of the Licensed Marks.

      (d) DreamWorks Studios agrees that during the Term of this License Agreement, and thereafter, it will not challenge, or assist any third party, including any Sub-Licensee, to challenge, the validity of the Licensed Marks. DreamWorks Studios agrees that it will include in each Sub-License a provision that each Sub-Licensee will not challenge, or assist any third party to challenge, the validity of the Licensed Marks.

      7. QUALITY CONTROL.

      (a) DreamWorks Studios agrees that it will use, and will cause all Sub-Licensees to use, the Licensed Marks in connection with Licensed Goods and Licensed Services of a quality at least equal to that of Licensed Goods and Licensed Services provided by or under license from DreamWorks Studios prior to the Separation Agreement.

      (b) DreamWorks Studios agrees to use the Licensed Marks under this License Agreement substantially in the manner set forth in Schedule D attached hereto and incorporated by reference herein as if set forth in full, as Schedule D may be amended by DWA from time to time through written notice to DreamWorks Studios in the manner set forth in paragraph 11(a) below. In the event that DreamWorks Studios wishes to use the Licensed Marks in a manner that deviates materially from the manner set forth in Schedule D attached hereto, it shall seek approval from DWA in writing for such use, which approval shall not be unreasonably withheld, conditioned or delayed by DWA.

      (c) DWA shall have the right to approve the quality of all Licensed Goods manufactured and sold by DreamWorks Studios or under all Sub-Licenses. DreamWorks Studios agrees to conform its uses, and to use reasonable commercial efforts to cause all Sub-Licensees to conform their uses, of the Licensed Marks on Licensed Goods to the manner set forth in Schedule D attached hereto. DreamWorks Studios agrees to submit to DWA for review and approval, as may be requested by DWA from time to time, a representative sample of Licensed Goods manufactured by DreamWorks Studios or under all Sub-Licenses, which approval shall not be unreasonably withheld by DWA. DWA's failure to disapprove a sample in writing within 10 business days of receipt shall be deemed approval. DWA agrees to specify in writing the reasons for its disapproval of any such sample.

      (d) DreamWorks Studios agrees that upon approval of any samples pursuant to this paragraph 7(c), it will not materially deviate from, and will cause all Sub-Licensees not to materially deviate from, the quality of Licensed Goods approved by DWA.

      8. ENFORCEMENT; EXPANSION OF RIGHTS; ETC.

      (a) DreamWorks Studios agrees to advise DWA promptly and in writing of any instances of possible infringement or dilution of, or unfair competition or cybersquatting regarding, the Licensed Marks in the Territories or elsewhere in the world (collectively "Infringements") that come to the attention of DreamWorks Studios. Upon receipt of such notification, DWA may take such action as it deems appropriate, after consultation in good faith with DreamWorks Studios, to protect the Licensed Marks, including criminal, civil, or administrative litigation, through counsel reasonably acceptable to DreamWorks Studios. Where litigation by DWA against an Infringement involves only claims regarding the Licensed Marks, the attorneys' fees and other expenses of such litigation (collectively "Expenses"), and any sums obtained by way of judgment or settlement from such litigation (a "Recovery"), shall be allocated as follows: (i) if the Infringement involves Licensed Goods and/or Licensed Services as to which DreamWorks Studios has an exclusive license of the Licensed Marks and DreamWorks Studios agrees that such action should be taken, DreamWorks Studios shall reimburse DWA for all documented Expenses and shall keep any Recovery; and (ii) if the Infringement involves Licensed Goods and/or Licensed Services as to which DreamWorks Studios has a non-exclusive license of the Licensed Marks, or if DreamWorks Studios does not does not agree to take such action with respect to the exclusively licensed Licensed Goods and/or Licensed Services, DWA shall bear all Expenses and shall keep any Recovery. Where litigation by DWA against an Infringement also includes claims by DWA (or by both DWA and DreamWorks Studios through separate counsel) based upon intellectual property rights or other rights in addition to the Licensed Marks, DWA, or DWA and DreamWorks Studios both, as the case may be, shall bear the Expenses and shall keep any Recovery that pertain to the claims asserted by that party, unless DWA and DreamWorks Studios elect to assert their respective claims through the same counsel, in which case they shall agree in good faith regarding the allocation of Expenses and Recovery.

      (b) DreamWorks Studios agrees to be and, as necessary, to remain, the sole party or a joint party with DWA, in any litigation involving a claim based upon the Licensed Marks in the event that the substantive law of a particular Territory requires DreamWorks Studios to be a party because of the status of the recordation of the Assignment or any related documents in that Territory as of the time of the commencement of such litigation does not permit DWA to be the sole party or a party, or for any other reason. The allocation of Expenses and Recovery in litigation in which DreamWorks Studios must be a joint party with DWA, or a sole party, shall also be governed by sub-paragraphs 8(a)(i) and (ii) above.


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
      (c) DWA and DreamWorks Studios agree that in connection with any litigation by DWA to which sub-paragraph 8(a)(i) above applies, DWA shall prosecute and compromise the litigation only after good faith consultation with DreamWorks Studios, and that in any litigation by DWA to which sub-paragraph 8(a)(ii) above applies, DWA may prosecute and compromise the litigation in its sole discretion.

      (d) DreamWorks Studios may request DWA to file applications to register the Licensed Marks for the Licensed Goods and Licensed Services in countries other than the Territories, to register the Licensed Marks in the Territories for goods and services in addition to the Licensed Goods and Licensed Services, and to register domain names containing the Licensed Marks. In response to any such request, DWA shall decide whether to file such applications for trademark and service mark registration, and to register such domain names, in the exercise of its reasonable business judgment. The attorneys' fees and expenses in connection with the filing and prosecution of such applications, or the registration of such domain names, shall be shared equally by DWA and DreamWorks Studios. DWA agrees to prosecute any such applications for trademark or service mark registration to registration or final refusal, or upon agreement of the parties through appeal, and to maintain all existing and future registrations of the Licensed Marks in the Territories, and domain name registrations, unless DWA and DreamWorks Studios agree in writing to abandon any such applications or not to renew any such registrations.

      9. REPRESENTATIONS AND WARRANTIES.

      (a) DWA represents and warrants to DreamWorks Studios that: (i) DWA has the right, power, and authority to enter into and fully perform its obligations under this License

Agreement; and (ii) this License Agreement is a binding agreement as to DWA that is enforceable against DWA according to its terms.

      (b) DreamWorks Studios represents and warrants to DWA that: (i) DreamWorks Studios will use commercially reasonable efforts throughout the Term of this License Agreement to maintain sufficient control over all Sub-Licensees to fulfill DreamWorks Studios' obligations to cause all Sub-Licensees to take or refrain from taking the actions specified hereunder; (ii) DreamWorks Studios' use of the Licensed Marks, and the conduct of its business under the trade names and corporate names "DreamWorks L.L.C." and other DreamWorks formatives shall at all relevant times be in accordance with all applicable laws, (iii) DreamWorks Studios has the right, power, and authority to enter into and fully perform its obligations under this License Agreement; and (ii) this License Agreement is a binding agreement as to DreamWorks Studios that is enforceable against DreamWorks Studios according to its terms.

      10. INDEMNIFICATION.

      (a) DWA agrees to indemnify, defend, and hold DreamWorks Studios and any Sub-Licensees harmless from and against any claim, demand, cause of action, or suit for trademark, service mark, or trade name infringement, dilution, cybersquatting, and unfair competition that is asserted against DreamWorks Studios or any Sub-Licensee by a third party during the Term, or thereafter solely on the basis of DreamWorks Studios' or any Sub-Licensee's use of the Licensed Marks under this License Agreement (each a "Trademark Claim"). DreamWorks Studios agrees that upon receipt of notice of any Trademark Claim, it will promptly tender such Trademark Claim in writing to DWA in the manner set forth in paragraph 11(a) below, and DWA agrees that it will defend DreamWorks Studios and any Sub-Licensee against such Trademark Claim at DWA's expense and through counsel of DWA's choosing. DWA may defend, or compromise any Trademark Claim with the approval of DreamWorks Studios, which approval shall not be unreasonably withheld, and agrees to pay any judgment or settlement on any Trademark Claim. DreamWorks Studios agrees that it will cooperate fully with, and will cause any Sub-Licensee to cooperate fully with, DWA and its counsel in DWA's defense of any Trademark Claim. DWA agrees to carry such insurance as may be reasonable to insure the fulfillment of DWA's indemnity obligations with respect to Trademark Claims.

      (b) DreamWorks Studios agrees to indemnify, defend, and hold DWA harmless, and to obligate each Sub-Licensee to indemnify, defend, and hold DWA harmless, from and against any claim, demand, cause of action, or suit, that is asserted against DWA by a third party during the Term or thereafter, arising out of DreamWorks Studios' or any Sub-Licensee's manufacture, advertisement, promotion, marketing, offering for sale, sale, or distribution of Licensed Goods during the Term, and DreamWorks Studios' or any Sub-Licensee's advertisement, promotion, marketing, offering for sale, sale, or rendition of Licensed Services during the Term, where such claim, demand, cause of action, or suit is not a Trademark Claim (each a "Non-Trademark Claim"). Non-Trademark Claims include, without limitation, all claims, demands, causes of action, or suits for copyright infringement, libel, violation or infringement of the right of publicity, violation or invasion of the right of privacy, disparagement, theft of ideas, patent infringement, breach of contract, negligence, strict liability, and product liability arising out of DreamWorks Studios' or any Sub-Licensee's manufacture, advertisement, promotion, marketing, offering for sale, sale, or distribution of Licensed Goods during the Term, and DreamWorks Studios' or any Sub-Licensee's advertisement, promotion, marketing, offering for sale, sale, or rendition of Licensed Services during the Term (except where such claims, demands, causes of action, or suits are based solely upon DreamWorks Studios' or any Sub-Licensee's use of the

Licensed Marks as permitted under this License Agreement). DWA agrees that upon receipt of any Non-Trademark Claim, it will promptly tender such claim in writing to DreamWorks Studios in the manner set forth in paragraph 11(a) below, and DreamWorks Studios agrees that it will defend DWA against such Non-Trademark Claim at DreamWorks Studios' expense and through counsel of DreamWorks Studios' choosing. DreamWorks Studios may defend or compromise any Non-Trademark Claim in its sole discretion, and agrees to pay any judgment or settlement on any Non-Trademark Claim. DWA agrees that it will cooperate fully with DreamWorks Studios and its counsel in DreamWorks Studios' defense of any Non-Trademark Claim. DreamWorks Studios agrees to carry such insurance, and to cause all Sub-Licensees to carry such insurance, as may be reasonable to insure the fulfillment of DreamWorks Studios' indemnity obligations with respect to Non-Trademark Claims. Nothing in this subparagraph 10(b) affects either party's rights or obligations under the Distribution Agreement, that certain Services Agreement dated as of October 1, 2004, and that certain Merchandise and Promotion Ancillary Services Agreement dated as of October 1, 2004.

      11. MISCELLANEOUS.

      (a) Any notices required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, by facsimile (with confirmation of receipt), or by e-mail (with confirmation of receipt), to the addresses set forth above, or such other addresses as may be designated by the parties from time to time in writing under this License Agreement. All notices sent to DWA and DreamWorks Studios shall be sent to the attention of the General Counsel. All notices are effective upon confirmed receipt.

      (b) The parties shall attempt to resolve all claims, disputes, or disagreements arising out of the interpretation, performance, or breach of this License Agreement, through good faith negotiation between DWA and DreamWorks Studios. If such good faith negotiations do not resolve the dispute, the dispute shall be resolved through arbitration in the manner set forth in Section 24 of the Distribution Agreement, with each party having the rights and obligations set forth therein; provided, however, that in any arbitration hereunder, the neutral arbitrator selected by the parties, or by the American Arbitration Association, as the case may be, shall have a minimum of 10 years experience in the trademark licensing business.

      (c) DreamWorks Studios may assign this License Agreement or its rights hereunder only with the written consent of DWA, which consent shall not be unreasonably withheld; provided, however, that DreamWorks Studios shall have the right to assign this License Agreement only in the event either Steven Spielberg or David Geffen is engaged by DreamWorks Studios as an employee or consultant, or that Steven Spielberg or David Geffen otherwise renders services to DreamWorks Studios. In the event of any assignment hereunder, the assignee must assume in writing all of DreamWorks Studios' obligations under this License Agreement.

      (d) This License Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

      (e) This License Agreement, together with the Schedules thereto, constitutes the entire agreement between DWA and DreamWorks Studios with respect to its subject matter, and supersedes any prior agreement, understanding, representation, promise, or negotiations between the parties, whether oral or written, express or implied.

      WHEREFORE, the parties have executed this License Agreement as of the Effective Date by the signature below of their duly-authorized representatives.


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
Dated: ______________, 2004               DREAMWORKS ANIMATION LLC

                                       By:______________________________________


Dated: ______________, 2004               DREAMWORKS L.L.C.

                                       By:______________________________________

                                   SCHEDULE B
                                (LICENSED GOODS)

         All of the following merchandising and promotional items distributed and/or sold in connection with the Licensed Services, and other items within the natural zone of expansion:

         Metal keys chains and statuettes featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Knives, spoons, and forks, all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Pre-recorded video tapes and DVDs containing Live Action Motion Pictures and Hybrid Motion Pictures, pre-recorded compact discs and audio tapes containing sound tracks from live Action Motion Pictures and Hybrid Motion Pictures, pre-recorded audio tapes containing music from Live Action Motion Pictures and Hybrid Motion Pictures, interactive video games, computer game cartridges, computer game cassettes, computer game tapes, video game cartridges, video game cassettes, and multimedia software for playing games, electronic equipment, glasses and sun glasses all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Bicycles, scooters, and automobiles featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Clocks and watches, and jewelry, all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Books, comic books, coloring books, loose leaf binders, spiral bound notebooks, note pads, writing pads, calendars, scrapbook albums, photograph albums, sticker albums, stickers, pencils, pens, playing cards, postcards, trading cards, greeting cards, painting sets, posters, cells, and two-dimensional prints, credit cards; binders; vinyl character stickers; character stamps;


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address books, coin albums; scrap book albums; appointment books; blank bank checks; book covers; book marks, stationery boxes, checkbook covers; decals, desk sets; diaries; paper napkins and table cloths; gift wrapping paper; paper party decorations; scrap books; stationery portfolios; and bumper stickers all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Tote bags and umbrellas, handbags, wallets, all-purpose athletic bags; attache cases; back packs; beach bags; umbrellas; beach umbrellas; book bags; business card cases; calling card cases; credit card cases; document cases; key cases; overnight cases; passport cases; purses; duffle bags; fanny packs; handbags; knapsacks; luggage; school bags; school book bags all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Novelty items, ornamental novelty buttons and non-ornamental novelty pins; toy boxes and toy chests; and sleeping bags featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Plastic squeeze bottles, beverage glassware, mugs, plates, figures, and figurines, all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Sacks and bags made of canvas, all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Blankets, comforters, bed linens, bed sheets, bedspreads, curtains, towels, bed pillow covers, napkins, table cloths, potholders; oven mitts; kitchen towels and window coverings all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;


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
         Clothing, footwear and headwear, all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures;

         Sporting goods and toys, including action figures and accessories therefor, bathtub toys, kites, board games, hand-held units for playing electronic games, dies cast miniature toy vehicles, dolls, doll accessories, doll clothing, bean bag dolls, bendable play figures, flying disks, inflatable vinyl play figures, jigsaw puzzles, marbles, plush toys, puppets, ride-on toys, skateboards, snowboards, balloons, roller skates, toy banks, water squirting toys, stuffed toys and toy animals, toy vehicles, pinball machines, and model craft kits of toy figures, rubber action balls, action-type target games, electronic and non-electronic dart games, costume masks, face masks, and wind-up toys; and Christmas tree ornaments, all featuring scenes and/or characters from Live Action Motion Pictures and Hybrid Motion Pictures.


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
                                   SCHEDULE C
                               (LICENSED SERVICES)

         The production, distribution and other exploitation of Live Action Motion Pictures, Hybrid Motion Pictures, Live Stage Performances, DTV Products, live action and hybrid television programs and other live action and hybrid audiovisual works, in all media now known or hereafter devised (including, without limitation, film, audio tapes, video tapes, CD-ROMs, DVDs and digital [e.g., Internet] transmission), and the exercise of all rights therein or related thereto, including, but not limited to allied ancillary and subsidiary rights, and other services within the natural zone of expansion, with the express exception of any services prohibited by the Separation Agreement.


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